Exhibit 107

Calculation of Filing Fee Table

Form S-3 Registration Statement under the Securities Act of 1933

(Form Type)

Greystone Housing Impact Investors LP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)
Fees to Be Paid	Equity	Series B Preferred Units Representing Limited Partnership Interests	457(o)	10,000,000	$10.00	$100,000,000	0.00014760	$14,760
	Total Offering Amounts					$100,000,000		$14,760
	Total Fees Previously Paid							–
	Total Fee Offsets							$12,218
	Net Fee Due							$2,542

(1) Represents the maximum number of Series B Preferred Units Representing Limited Partnership Interests (“Series B Preferred Units”) of Greystone Housing Impact Investors LP issuable in the offering described in this Registration Statement. There is no current market for the Series B Preferred Units. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Series B Preferred Units of the registrant that become issuable by reason of any unit split, unit distribution, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding Series B Preferred Units.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act, based upon the maximum aggregate offering price of the Series B Preferred Units.

(3) Pursuant to Rule 457(p) of the Securities Act, the registrant hereby offsets the registration fee required in connection with this Registration Statement by $12,218, which represents the registration fees previously paid by the registrant with respect to the following unsold securities previously registered under the registration statements indicated: (i) an aggregate of $95,000,000 of unsold securities previously registered on a Registration Statement on Form S-3 (File No. 333-259207), initially filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2021, and declared effective on September 9, 2021, which registration statement is now expired and the offering to which it was related is now terminated; and (ii) an aggregate of $17,000,000 of unsold securities previously registered on a Registration Statement on Form S-3 (File No. 333-259203), initially filed with the Commission on August 31, 2021, and declared effective on September 9, 2021, which registration statement is now expired and the offering to which it was related is now terminated. Pursuant to Rule 457(p), the $14,760 filing fee currently due in connection with this Registration Statement is offset in part by the $12,218 balance for the unsold securities under the prior registration statements indicated above, resulting in a net fee due of $2,542 remitting in connection with this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fees Offset Claims	Greystone Housing Impact Investors LP	S-3	333-259207	8/31/2021 (effective 9/9/2021)		$10,364	Equity	Series B Preferred Units Representing Limited Partnership Interests	$95,000,000	$95,000,000
Fees Offset Claims	Greystone Housing Impact Investors LP	S-3	333-259203	8/31/2021 (effective 9/9/2021)		$1,854	Equity	Series A-1 Preferred Units Representing Limited Partnership Interests	$17,000,000	$17,000,000
Fees Offset Sources	Greystone Housing Impact Investors LP	S-3	333-259207		8/31/2021 (effective 9/9/2021)						$10,910(1)
Fees Offset Sources	Greystone Housing Impact Investors LP	S-3	333-259203		8/31/2021 (effective 9/9/2021)						$3,819(1)

(1) See Note (3) under Table 1 above.